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                                                                      EXHIBIT 10


INDEPENDENT AUDITORS' CONSENT


Merrill Lynch New Jersey Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 33-35441 of our report dated September 8, 1999 appearing in the annual report to shareholders of Merrill Lynch New Jersey Municipal Bond Fund for the year ended July 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
October 27, 1999